Exhibit 99.1

Carriage Services Announces New $300 Million Credit Facility, Expanding Liquidity and Enhancing Strategic Flexibility

HOUSTON, September 30, 2026 — Carriage Services, Inc. (NYSE: CSV) (“Carriage” or the “Company”), a leading provider of funeral and cemetery services and merchandise in the United States, today announced the closing of a new $300 million senior secured revolving credit facility (the “New Facility”).

The New Facility replaces Carriage’s existing $250 million senior secured revolving credit facility (the “Previous Facility”), increasing committed borrowing capacity by $50 million.

The New Facility has a stated maturity of September 30, 2031, subject to a customary springing-maturity provision tied to the Company’s 4.25% senior notes due 2029. It replaces the Company’s Previous Facility, which was scheduled to mature on July 31, 2029, and included a springing-maturity provision.

Borrowings under the New Facility bear interest at the Term Secured Overnight Financing Rate plus 1.25% to 2.00% or an alternate base rate plus 0.25% and 1.00%, at the Company’s election, depending on the Company’s total net leverage ratio at the time of the applicable borrowing.

Based on the Company’s current leverage level, the New Facility is expected to reduce the effective borrowing margin by approximately 50 basis points as total net leverage declines below 4.0x. The New Facility also provides improved commitment-fee pricing across most leverage tiers, which is expected to meaningfully lower the Company’s cost of capital, enhance expected returns on incremental growth investments, and support a disciplined balance sheet.

The Company’s obligations under the New Facility are guaranteed by certain wholly owned subsidiaries and secured by a first-priority lien on substantially all of the assets of the Company and of the subsidiary guarantors.

The New Facility provides additional flexibility to support working capital, capital expenditures, strategic acquisitions, refinancing activities and other general corporate purposes. It also includes additional covenant flexibility for qualifying acquisitions while maintaining the Company’s baseline maximum leverage ratio of 5.00x and minimum fixed-charge coverage ratio of 1.20x.

“The closing of our new credit facility represents another important step in strengthening Carriage’s capital structure and advancing the Company’s long-term growth strategy,” said Carlos Quezada, Vice Chairman and Chief Executive Officer of Carriage Services. “The increased capacity, lowered costs, and enhanced flexibility support our ability to invest in our premier businesses and pursue attractive acquisition opportunities while maintaining a disciplined and balanced approach to capital allocation.”

John Enwright, Senior Vice President, Chief Financial Officer and Treasurer, added, “We are pleased to have proactively completed this facility with the strong support of our new and existing lending partners. The new agreement increases our committed capacity, extends our stated maturity profile and reduces borrowing spreads across the pricing grid. It also provides greater flexibility to execute our growth and capital-allocation priorities while preserving the financial discipline that remains central to our strategy.”

JPMorgan Chase Bank, N.A. serves as Administrative Agent and acted as Lead Left Bookrunner and Lead Left Arranger. Truist Bank and Regions Bank also acted as Joint Bookrunners, Joint Lead Arrangers and Co-Syndication Agents.

Additional information regarding the New Facility will be included in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Carriage Services
Carriage Services is a leading provider of funeral and cemetery services and merchandise in the United States. As of June 30, 2026, Carriage operates 155 funeral homes in 24 states and 28 cemeteries in 9 states. Carriage is dedicated to delivering premier experiences through innovation, partnership, and elevated service.

For more information, please contact us at investorrelations@carriageservices.com.

Cautionary Statement

Certain statements made herein or elsewhere by, or on behalf of, Carriage (the "Company") that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions that the Company believes are reasonable; however, many important factors, as discussed under "Forward-Looking Statements and Cautionary Statements" in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and in the Company’s Quarterly Reports on Form 10-Q, could cause the Company's results in the future to differ materially from the forward-looking statements made herein and in any other documents or oral presentations made by, or on behalf of, the Company. The Company assumes no obligation to update or publicly release any revisions to forward-looking statements made herein or any other forward-looking statements made by, or on behalf of, the Company. A copy of the Company's Annual Report on Form 10-K, the Company's Quarterly Reports on Form 10-Q, and other information about the Company and news releases, are available at https://www.carriageservices.com.

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